Exhibit 10.28

SEVENTH AMENDMENT TO OFFICE LEASE

This Seventh Amendment to Office Lease (the “Seventh Amendment”), dated May 18, 2017, is made by and between DOUGLAS EMMETT 2008, LLC, a Delaware limited liability company (“Landlord”), and BLACKLINE SYSTEMS, INC., a California corporation (“Tenant”).

WHEREAS,

A. Landlord, pursuant to the provisions of that certain Office Lease, dated November 22, 2010 and a certain Memorandum of Lease Term Dates and Rent dated April 21, 2011 (the “Original Memorandum”, and collectively, the “Original Lease”); as amended by a certain First Amendment to Office Lease dated August 14, 2012 (the “First Amendment”); as further amended by a certain Second Amendment to Office Lease dated December 26, 2013 (the “Second Amendment”) and as further amended by a certain Third Amendment to Office Lease dated June 24, 2014, (the “Third Amendment”), as further amended by a certain Fourth Amendment to Office Lease dated January 29, 2015 (the “Fourth Amendment”), a Memorandum Of Lease Term Dates And Rent dated May 12, 2015 (“Memorandum Re Third Amendment”), a Fifth Amendment to Office Lease dated October 6, 2016 (the “Fifth Amendment”); and that certain Sixth Amendment to Office Lease dated May 10, 2017 (the “Sixth Amendment” and together with the Original Lease, Original Memorandum, the First Amendment, Second Amendment, Third Amendment, Memorandum Re Third Amendment, Fourth Amendment, and the Fifth Amendment, the “Lease”), leased to Tenant and Tenant leased from Landlord space in the property located at 21300 Victory Boulevard, Woodland Hills, California 91367 (the “Building”), commonly known as Suites 1000, 1100, and 1200 (collectively, the “Existing Premises”);

B. Landlord and Tenant, for their mutual benefit, wish to amend the Lease as set forth below.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Seventh Amendment.

2. Confidentiality. Section 14 of the Sixth Amendment is hereby deleted in its entirety and replaced with the following: “Landlord and Tenant agree that, except for matters or record or as required by applicable law, the covenants and provisions of this Sixth Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.”

3. Governing Law. The provisions of this Seventh Amendment shall be governed by the laws of the State of California.

4. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

[Signatures Appear on the Following Page]

SEVENTH AMENDMENT TO OFFICE LEASE (continued)

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document, effective the later of the date(s) written below.

LANDLORD:			TENANT:

DOUGLAS EMMETT 2008, LLC,			BLACKLINE SYSTEMS, INC.,
a Delaware limited liability company			a California corporation

By:	Douglas Emmett Management, Inc., a Delaware corporation, its Manager		By:	/s/ Karole Morgan-Prager

			Name:	Karole Morgan-Prager

			Title:	Chief Legal and Administrative Officer
	By:	/s/ Andrew Goodman
Andrew Goodman,
		Senior Vice President	Dated:	5/18/2017

	Dated:	5/18/2017

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